Exhibit 99.1

Brian K. Finneran, Chief Financial Officer                            10/22/04
bfinneran@statebankofli.com                                   (516) 465 - 2251
---------------------------


       State Bancorp, Inc. Reports Nine Months Earnings Growth of 11%
   ---------------------------------------------------------------------------


New Hyde Park, N.Y., October 22, 2004 - The Board of Directors of State Bancorp, Inc. (AMEX - STB), parent company of State Bank of Long Island, today reported growth in earnings, loans, deposits and capital for the nine months ended September 30, 2004. Highlights for the September 2004 year to date period are as follows:

o Net income was $10.6 million, up 10.7% versus the comparable 2003 period;
o Diluted earnings per common share (1) were $1.14 in 2004, up 7.5% from the $1.06 earned in 2003;
o Returns on average assets and stockholders' equity were 0.97% and 14.76%, respectively, in 2004 and 0.95% and 14.17% in 2003;
o Average loans outstanding increased by 13.3% to $724 million;
o Average core deposits grew by 10.3% to $930 million;
o Total operating expenses declined by 2.2%; and
o Tier I leverage ratio increased to 7.85% in 2004 versus 7.69% in 2003.

The Company also reported $3.4 million in net income for the third quarter of 2004, a modest decline of 1.5% from a year ago. Diluted earnings per common share (1) were $0.36 in 2004, a decrease of 5.3% from $0.38 earned in 2003. The Company's third quarter returns on average assets were 0.90% and 1.06% in 2004 and 2003, respectively, while returns on average stockholders' equity amounted to 13.87% and 15.08% for the same periods.


Earnings Summary for the Nine Months Ended September 30, 2004
-------------------------------------------------------------

Earnings for the first nine months of 2004 improved by 10.7% when compared to 2003 due to growth in net interest income (up 6.6%), higher deposit service charges and other operating income (up 50.5%), a


--------
(1) All per share amounts have been restated to reflect a 5% stock dividend paid on July 9, 2004.

reduction in total operating expenses (down 2.2%) and a lower effective income tax rate in 2004 versus 2003. Somewhat offsetting these improvements was a $3.0 million reduction in net security gains in 2004.

Net interest income grew by $2.6 million to $42.5 million in 2004 as the result of an 8.4% increase in average interest-earning assets to $1.4 billion, primarily loans and investment securities. Growth in commercial loans, commercial mortgages and leases resulted in a 13.3% increase in average loans outstanding to $724 million during 2004 versus 2003. The investment portfolio also expanded by 4.7% to $611 million, principally due to growth in short-term tax-exempt municipal securities. Funding the growth in interest-earning assets was a 10.3% increase in low-cost core deposit balances (demand, savings, money fund and Super NOW deposits) which rose by $87 million in 2004. Core deposit balances, which have grown significantly over the past several years, provide low-cost funding (average cost of 51 basis points in 2004) that has allowed the Company to reduce its dependence on higher-cost CDs. The Company's fully taxable equivalent (FTE) net interest margin contracted to 4.16% during the first nine months of 2004 from 4.28% a year ago. This decline was the result of a 20 basis point reduction in the Company's FTE yield on interest-earning assets, principally due to the protracted low interest rate environment. This narrowing of the earning-asset yield was offset somewhat by an eight basis point lowering of the Company's cost of funds to a weighted rate of 86 basis points in the September 2004 year to date period.

The provision for probable loan losses increased by 12.3% to $3.3 million during the first nine months of 2004 as a result of continued growth in the loan and lease portfolio.

Noninterest income declined by 21.3% to $6.5 million principally the result of a reduction in net security gains. Service charges on deposit accounts improved by 51.0% due to increased collection of deposit-related fees and overdraft charges. Other operating income increased by 50.0% as the result of income associated with the purchase of Bank Owned Life Insurance made during the first quarter of 2004 coupled with growth in letter of credit fees, merchant processing fees, wire transfer income and foreign exchange fees.

Net security gains totaled $2.9 million in 2004 versus $5.9 million in 2003. Sales of long-term municipal notes during the first nine months of the year, undertaken as a result of the dramatic decline in interest rates, produced the 2004 gains. The gains recorded in 2003 resulted from the sale of mortgage-backed securities and long-term municipal notes.

Total operating expenses declined by 2.2% to $30.7 million during 2004 when compared to last year. The principal reasons for this decrease were reductions in legal expenses, equipment costs and other operating expenses. Legal expenses decreased by $1.4 million during 2004, solely as a result of the reduction in expenses associated with ongoing litigation, previously disclosed in the Company's filings with the Securities and Exchange Commission, related to the Company's relationship with Island Mortgage Network, a former deposit customer, and its affiliates ("IMN"). One such lawsuit was settled in the third quarter of 2004, and the Company continues to defend the remaining lawsuits vigorously. Management believes that it has substantial defenses to the claims that have been asserted; however, the ultimate outcome of these lawsuits cannot be predicted with certainty. The Company will continue to incur costs related to the IMN litigation during the fourth quarter of 2004. Salaries and benefits costs grew by 7.2% versus 2003 largely the result of growth in staff, normal salary adjustments and increases in medical and pension costs during 2004. Occupancy expense increased by 3.5% due to higher real estate taxes. Equipment expenses declined by 9.0% as the result of lower depreciation costs. Marketing and advertising expenses advanced by 20.0% due to higher costs associated with various new Bank product promotions as well as expanded business development efforts at the Studebaker-Worthington leasing subsidiary. Other operating expenses decreased by 12.6% during 2004 to $5.0 million. This decline is the result of reductions in several expense categories, most notably loan collection expenses, meetings and seminars and telecommunications costs. The foregoing expense factors resulted in an operating efficiency ratio of 64.6% in 2004 versus 72.0% in 2003.

Income tax expense rose by $172 thousand in 2004, however, the Company's effective tax rate declined to 29.1% in 2004 from 30.4% a year ago.

Commenting on the 2004 performance, Chairman and CEO Thomas F. Goldrick stated, "We are encouraged by the expansion of the Company's loan and lease portfolio, the continued reduction in the level of nonperforming assets, the ongoing growth in low-cost core deposit balances and the relatively strong net interest margin that we maintained during the first three quarters of 2004. Recent increases in short-term interest rates have had only a nominal impact on our margins thus far. Total loans have grown by 11% since September 2003. At the same time, core deposits have funded 68% of the Company's average interest-earning assets during the first nine months of 2004 versus 67% a year ago. We are hopeful that these very positive trends will continue as businesses, municipalities and retail consumers continue to seek out high quality, community-based institutions as their financial services partners."

Mr. Goldrick also noted, "We are pleased with the continued improvement in our operating efficiency ratio during the first nine months of the year and expect that our ongoing cost containment and revenue enhancement initiatives will lower this ratio even further during the balance of 2004 and 2005."

Earnings Summary for the Quarter Ended September 30, 2004
---------------------------------------------------------

Net income declined minimally during the third quarter of 2004 versus 2003 (down 1.5%). Growth in net interest income (up 13.4%), improvements in deposit service charge fees and other operating income coupled with a lower effective income tax rate were offset by a substantial reduction in net security gains, higher operating expenses and an increase in the provision for probable loan losses. The improvement in net interest income resulted from a 16.3% increase in average interest-earning assets, primarily commercial loans and commercial mortgages, funded through an expanded core deposit base (up 11.5%) and a higher level of borrowed funds. Partially offsetting the earning asset expansion was a thirteen basis point narrowing of the Company's FTE net interest margin to 4.25% in 2004. The third quarter provision for probable loan losses increased by 17.1% while total operating expenses grew at a moderate 3.2% rate versus 2003. Growth in salaries, occupancy, legal and marketing costs were offset by lower equipment and other operating expenses. The Company's operating efficiency ratio improved to 62.4% during the third quarter of 2004 from 71.0% in 2003. The Company's effective tax rate declined to 28.5% during the third quarter of 2004 from 32.0% a year ago.


Allowance for Probable Loan Losses
----------------------------------

As of September 30, 2004, the Company's allowance for probable loan losses amounted to $12 million or 1.57% of period-end loans outstanding. The allowance as a percentage of loans outstanding was 1.51% at December 31, 2003 and 1.56% at September 30, 2003.

Net charge-offs for the first nine months of 2004 and 2003 were $2.2 million and $2.4 million, respectively. As a percentage of average total loans outstanding, these charge-off totals represented 0.41% and 0.50% in 2004 and 2003, respectively. Based upon historical trends and the uncertain nature of the current economy, management anticipates further loan charge-offs during the fourth quarter of 2004.


Nonperforming Assets
--------------------

Nonperforming assets, defined by the Company as nonaccrual loans and other real estate owned ("ORE"), declined to $9 million at September 30, 2004, versus $11 million at December 31, 2003 and $10 million at September 30, 2003. Nonaccrual loans amounted to $6 million (0.9% of loans outstanding) at September 30, 2004, $9 million (1.2% of loans outstanding) at year-end 2003 and $8 million (1.2% of loans outstanding) at September 30, 2003. The reduction in nonperforming assets versus the comparable 2003 dates resulted from aggressive workout, collection and charge-off efforts during 2004. The Company held one commercial ORE property carried at $3 million at both quarter-end 2004 and 2003. Management anticipates that this property will be sold with no material impact on the Company's income statement.


Capital
-------

Total stockholders' equity was $99 million at September 30, 2004, up 8.0% when compared to the comparable 2003 date. During the fourth quarter of 2003, the Company raised an additional $10 million from its participation in a pooled trust preferred securities offering. The trust preferred securities qualify as Tier I capital for regulatory capital purposes. Each of the Company's trust preferred securities bears an interest rate tied to three-month LIBOR and are redeemable by the Company in whole or in part after five years or earlier under certain circumstances. During the first nine months of 2004, the weighted average rate on the Company's trust preferred securities was 4.45%.

State Bancorp, Inc.'s Tier I leverage ratio was 7.85% and 7.69% at September 30, 2004 and 2003, respectively. This ratio is well in excess of current regulatory guidelines for a well-capitalized institution. The Company's Tier I and Total Risk-Based capital ratios were 12.34% and 13.59%, respectively, at September 30, 2004.

During the first nine months of 2004, the Company distributed $3.9 million in cash dividends on its common stock, representing a payout ratio of 36.2%.

The Company's stock repurchase program expended $1.9 million in the first three quarters of 2004 to repurchase 84,151 shares at an average cost of $22.50 per share. Since 1998, a total of 922,009 shares of Company stock have been repurchased at an average cost of $16.68 per share. Under the Board of Directors' existing authorization, an additional 577,991 shares may be repurchased from time to time as conditions warrant.


Corporate Information
---------------------

State Bancorp's primary subsidiary, State Bank of Long Island, is the largest independent commercial bank headquartered in Nassau County. In addition to its fifteen branch locations throughout Nassau, Suffolk and Queens Counties, the Bank owns Jericho, N.Y.-based Studebaker-Worthington Leasing Corp., a nationwide provider of business equipment leasing. The Bank also maintains a lending facility in Jericho and has two subsidiaries based in Wilmington, Delaware, which provide investment and balance sheet management services to the Bank.

Ranking historically among the highest performing bank holding companies in New York State, State Bancorp, Inc. has a consistent track record of measured, orderly growth, and has built a reputation for providing high-quality personal service to meet the needs of commercial, small business, municipal and consumer markets throughout the tri-county area. The Company maintains a World Wide Web site at www.statebankofli.com with corporate, investor and branch banking information.

State Bancorp, Inc.'s common stock trades under the symbol STB on the American Stock Exchange. The Company is included in the Russell 2000 index, a leading benchmark of small-cap stocks compiled by the Frank Russell Company, one of the world's leading investment management and advisory firms.


Forward-Looking Statements and Risk Factors
-------------------------------------------

This news release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook for State Bancorp, Inc. The words "expects," "believes," "anticipates" and other similar expressions are intended to identify forward-looking statements. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, but are not limited to, the following: (1) general economic conditions, (2) competitive pressure among financial services companies, (3) changes in interest rates, (4) deposit flows, (5) loan demand,
(6) changes in legislation or regulation, (7) changes in accounting principles, policies and guidelines, (8) litigation liabilities, including costs, expenses, settlements and judgments and (9) other economic, competitive, governmental, regulatory and technological factors affecting State Bancorp, Inc.'s operations, pricing, products and services. Investors are encouraged to access the Company's periodic reports filed with the Securities and Exchange Commission for financial
and      business      information       regarding      the      Company      at
www.statebankofli.com/corporate. The Company undertakes no obligation to publish revised events or circumstances after the date hereof.



Financial Highlights Follow

------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
   For the Three and Nine Months Ended September 30, 2004 and 2003 (unaudited)
------------------------------------------------------------------------------------------------------------------------------------


                                                                    Three Months                            Nine Months
                                                         -----------------------------------    ------------------------------------

                                                                    2004               2003                2004                2003
                                                         ----------------    ---------------    ----------------    ----------------

Interest Income:
Loans                                                        $12,548,148        $11,168,508         $35,961,578         $33,016,544
Federal funds sold and securities
 purchased under agreements to resell                              1,806             57,299             249,647             381,683
Securities held to maturity and
 securities available for sale:
   States and political subdivisions                             779,465            668,218           1,997,118           2,347,038
   Mortgage-backed securities                                  2,511,663          1,859,422           7,188,597           6,225,287
   Government agency securities                                1,815,788          1,245,441           4,689,889           5,815,217
   Other                                                         441,304            382,459           1,370,276           1,111,752
                                                         ----------------    ---------------    ----------------    ----------------

Total interest income                                         18,098,174         15,381,347          51,457,105          48,897,521
                                                         ----------------    ---------------    ----------------    ----------------


Interest Expense:
Time certificates of deposit of $100,000 or more                 729,790            490,778           1,838,957           2,009,372
Other deposits and temporary borrowings                        2,319,443          1,726,926           6,373,451           6,627,366
Junior subordinated debentures                                   269,058            135,639             764,480             414,539
                                                         ----------------    ---------------    ----------------    ----------------

Total interest expense                                         3,318,291          2,353,343           8,976,888           9,051,277
                                                         ----------------    ---------------    ----------------    ----------------


Net interest income                                           14,779,883         13,028,004          42,480,217          39,846,244
Provision for probable loan losses                             1,152,000            983,751           3,315,000           2,951,253
                                                         ----------------    ---------------    ----------------    ----------------

Net interest income after provision
 for probable loan losses                                     13,627,883         12,044,253          39,165,217          36,894,991
                                                         ----------------    ---------------    ----------------    ----------------


Noninterest Income:
Service charges on deposit accounts                              577,261            401,475           1,749,841           1,158,545
Net security gains                                               275,298          2,281,855           2,865,738           5,863,405
Other operating income                                           663,833            412,177           1,909,129           1,273,048
                                                         ----------------    ---------------    ----------------    ----------------

Total noninterest income                                       1,516,392          3,095,507           6,524,708           8,294,998
                                                         ----------------    ---------------    ----------------    ----------------

Income before operating expenses                              15,144,275         15,139,760          45,689,925          45,189,989
                                                         ----------------    ---------------    ----------------    ----------------


Operating Expenses:
Salaries  and  other  employee  benefits                       6,144,457          5,574,126          17,897,777          16,693,754
Occupancy                                                        997,635            964,189           2,962,064           2,860,573
Equipment                                                        368,913            418,875           1,101,849           1,211,071
Legal                                                            845,788            830,283           2,609,001           3,982,833
Marketing and advertising                                        495,281            349,806           1,149,985             958,557
Other  operating  expenses                                     1,573,899          1,964,674           4,969,082           5,685,805
                                                         ----------------    ---------------    ----------------    ----------------

Total operating expenses                                      10,425,973         10,101,953          30,689,758          31,392,593
                                                         ----------------    ---------------    ----------------    ----------------


Income before income taxes                                     4,718,302          5,037,807          15,000,167          13,797,396
Provision for income taxes                                     1,344,977          1,614,031           4,366,926           4,195,228
                                                         ----------------    ---------------    ----------------    ----------------


Net Income                                                    $3,373,325         $3,423,776         $10,633,241          $9,602,168
----------
                                                         ================    ===============    ================    ================




------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                     September 30, 2004 and 2003 (unaudited)
------------------------------------------------------------------------------------------------------------------------------------


                                                                                               2004                           2003
                                                                               ---------------------          ---------------------

Assets:
Cash and due from banks                                                                 $49,381,973                    $33,920,729
Securities held to maturity (estimated fair value -
  $24,981,500 in 2004 and $70,208,084 in 2003)                                           25,006,729                     70,079,400
Securities available for sale  - at estimated fair value                                619,534,443                    480,661,807
                                                                               ---------------------          ---------------------

Total securities                                                                        644,541,172                    550,741,207
Loans (net of allowance for probable loan losses
  of $11,831,087 in 2004 and $10,596,799 in 2003)                                       742,405,976                    669,025,003
Bank premises and equipment - net                                                         6,512,522                      7,289,249
Bank owned life insurance                                                                25,626,035                              -
Other assets                                                                             21,826,476                     18,993,584
                                                                               ---------------------          ---------------------

Total Assets                                                                         $1,490,294,154                 $1,279,969,772
                                                                               =====================          =====================


Liabilities:
Deposits:
  Demand                                                                               $291,416,239                   $254,840,416
  Savings                                                                               580,490,893                    552,582,048
  Time                                                                                  266,843,674                    260,769,288
                                                                               ---------------------          ---------------------

Total deposits                                                                        1,138,750,806                  1,068,191,752
Federal funds purchased                                                                  10,000,000                     23,000,000
Securities sold under agreements to repurchase                                           88,680,000                     25,815,000
Other borrowings                                                                        112,330,243                     51,151,761
Junior subordinated debentures                                                           20,620,000                     10,310,000
Payable - securities purchases                                                           10,000,000                      1,006,391
Accrued expenses, taxes and other liabilities                                            11,079,494                      9,009,992
                                                                               ---------------------          ---------------------

Total Liabilities                                                                     1,391,460,543                  1,188,484,896
                                                                               ---------------------          ---------------------


Commitments and contingent liabilities

Stockholders' Equity:
Preferred stock, $.01 par value, authorized
  250,000 shares; 0 shares issued                                                                 -                              -
Common stock, $5.00 par value, authorized
  20,000,000 shares; issued 9,939,075 shares in 2004
  and 9,805,704 shares in 2003; outstanding 9,017,066
  shares in 2004 and 8,940,577 shares in 2003                                            49,695,375                     46,693,830
Surplus                                                                                  62,417,245                     53,088,704
Retained earnings                                                                         2,626,501                      3,972,974
Treasury stock (922,009 shares in 2004
  and 823,931 shares in 2003)                                                           (15,375,138)                   (13,189,678)
Accumulated other comprehensive (loss) income,
  net of taxes                                                                             (530,372)                       919,046
                                                                               ---------------------          ---------------------

Total Stockholders' Equity                                                               98,833,611                     91,484,876
                                                                               ---------------------          ---------------------

Total Liabilities and Stockholders' Equity                                           $1,490,294,154                 $1,279,969,772
                                                                               =====================          =====================





------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA
   For the Three and Nine Months Ended September 30, 2004 and 2003 (unaudited)
             (dollars in thousands, except share and per share data)
------------------------------------------------------------------------------------------------------------------------------------


                                                                       Three Months                          Nine Months
                                                           -------------------------------         -------------------------------

                                                                    2004             2003                  2004              2003
                                                           --------------    -------------         -------------    --------------

Selected Average Balances:
Total assets                                                  $1,486,949       $1,277,782            $1,469,103        $1,352,608
Loans - net of unearned income                                   739,269          659,741               723,859           638,776
Investment securities                                            648,774          513,371               610,723           583,227
Deposits                                                       1,180,286        1,106,935             1,191,653         1,163,723
Stockholders' equity                                              96,750           90,059                96,221            90,571

Financial Performance Ratios:
Return on average assets                                            0.90 %           1.06 %                0.97 %            0.95 %
Return on average stockholders' equity                             13.87            15.08                 14.76             14.17
Net interest margin (FTE)                                           4.25             4.38                  4.16              4.28
Operating efficiency ratio                                         62.37            71.01                 64.58             72.00
Tier I  leverage ratio                                              7.85             7.69                  7.85              7.69

Asset Quality Summary:
Nonaccrual loans                                                   $6,474           $7,817                $6,474            $7,817
Other real estate owned                                             2,714            2,650                 2,714             2,650
                                                           --------------    -------------         -------------    --------------

Total nonperforming assets                                         $9,188          $10,467                $9,188           $10,467
                                                           ==============    =============         =============    ==============

Nonaccrual loans/total loans                                        0.86 %           1.15 %                0.86 %            1.15 %
Allowance for probable loan losses/nonaccrual loans               182.75 %         135.56 %              182.75 %          135.56 %
Allowance for probable loan losses/total loans                      1.57 %           1.56 %                1.57 %            1.56 %
Net charge-offs                                                     $363             $782                $2,216            $2,400
Net charge-offs (annualized)/average loans                          0.20 %           0.47 %                0.41 %            0.50 %

Common Share Data:
Average common shares outstanding *                            9,020,368        8,926,183             9,014,235         8,877,684
Period-end common shares outstanding *                         9,017,066        8,940,577             9,017,066         8,940,577
Basic earnings per common share *                                  $0.37            $0.38                 $1.18             $1.08
Diluted earnings per common share *                                $0.36            $0.38                 $1.14             $1.06
Book value per share *                                            $10.96           $10.23                $10.96            $10.23
Cash dividends per share *                                         $0.15            $0.13                 $0.43             $0.39
Dividend payout ratio                                               40.1 %           34.8 %                36.2 %            35.9 %

* Prior period data has been restated to give retroactive effect to a 5% stock dividend paid on July 9, 2004.


------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                          NET INTEREST INCOME ANALYSIS
        For the Nine Months Ended September 30, 2004 and 2003 (unaudited)
                             (dollars in thousands)
------------------------------------------------------------------------------------------------------------------------------------



                                                                      2004                                      2003
                                                     -------------------------------------     -------------------------------------

                                                         Average                Average            Average                Average
                                                         Balance   Interest  Yield/Cost            Balance   Interest  Yield/Cost
                                                     -------------------------------------     -------------------------------------

Assets:
Interest-earning assets:
Mortgage-backed securities                              $279,599     $7,189        3.38 %         $276,419     $6,225        2.97 %
Municipal securities                                     103,505      1,997        2.53             76,973      2,347        4.02
Government Agency and other securities                   227,619      6,028        3.48            229,835      6,918        3.97
                                                     -------------------------------------     -------------------------------------

Total securities                                         610,723     15,214        3.27            583,227     15,490        3.50
                                                     -------------------------------------     -------------------------------------

Federal funds sold                                           439          3        0.90              2,939         21        0.94
Securities purchased under agreements to
  resell                                                  35,106        247        0.92             41,408        360        1.15
Interest-bearing deposits                                  5,044         32        0.85              1,764          9        0.68
Loans                                                    723,859     35,961        6.53            638,776     33,017        6.82
                                                     -------------------------------------     -------------------------------------

Total interest-earning assets                          1,375,171     51,457        4.92          1,268,114     48,897        5.08
                                                     -------------------------------------     -------------------------------------

Non-interest-earning assets                               93,932                                    84,494
                                                     --------------                            --------------

Total Assets                                          $1,469,103                                $1,352,608
                                                     ==============                            ==============


Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Savings deposits                                        $647,861     $3,540        0.73 %         $606,441     $3,421        0.75 %
Time deposits                                            261,157      3,191        1.61            319,760      4,571        1.89
                                                     -------------------------------------     -------------------------------------

Total savings and time deposits                          909,018      6,731        0.98            926,201      7,992        1.14
                                                     -------------------------------------     -------------------------------------

Federal funds purchased                                    7,634         72        1.24              6,821         72        1.39
Securities sold under agreements to
  repurchase                                              45,237        452        1.31             15,047        152        1.33
Other borrowed funds                                      90,991        958        1.38             29,268        420        1.89
Junior subordinated debentures                            20,000        764        5.02             10,000        415        5.47
                                                     -------------------------------------     -------------------------------------

Total interest-bearing liabilities                     1,072,880      8,977        1.11            987,337      9,051        1.22
                                                     -------------------------------------     -------------------------------------

Demand deposits                                          282,635                                   237,522
Other liabilities                                         17,367                                    37,178
                                                     --------------                            --------------

Total Liabilities                                      1,372,882                                 1,262,037
Stockholders' Equity                                      96,221                                    90,571
                                                     --------------                            --------------

Total Liabilities and
  Stockholders' Equity                                $1,469,103                                $1,352,608
                                                     ==============                            ==============

Net interest income/rate spread                                      42,480        3.81 %                      39,846        3.87 %
                                                                              ------------                              ------------

Add tax-equivalent basis adjustment                                   1,059                                     1,323
                                                                 -----------                               -----------

Net interest margin - tax-equivalent basis                          $43,539        4.16 %                     $41,169        4.28 %
                                                                  =======================                   =======================

------------------------------------------------------------------------------------------------------------------------------------
                      STATE BANCORP, INC. AND SUBSIDIARIES
                          NET INTEREST INCOME ANALYSIS
       For the Three Months Ended September 30, 2004 and 2003 (unaudited)
                             (dollars in thousands)
------------------------------------------------------------------------------------------------------------------------------------



                                                                       2004                                       2003
                                                     -------------------------------------      ------------------------------------

                                                           Average                Average            Average                Average
                                                           Balance   Interest  Yield/Cost            Balance   Interest  Yield/Cost
                                                     -------------------------------------      ------------------------------------

Assets:
Interest-earning assets:
Mortgage-backed securities                               $266,439     $2,512        3.69 %         $276,350     $1,859        2.63 %
Municipal securities                                      133,538        779        2.28             74,417        668        3.51
Government Agency and other securities                    248,797      2,241        3.52            162,604      1,627        3.92
                                                     -------------------------------------      ------------------------------------

Total securities                                          648,774      5,532        3.34            513,371      4,154        3.17
                                                     -------------------------------------      ------------------------------------

Federal funds sold                                            196          1        2.00              3,286          7        0.83
Securities purchased under agreements to
  resell                                                      446          1        0.88             20,685         50        0.95
Interest-bearing deposits                                   5,122         16        1.24                999          1        0.40
Loans                                                     739,269     12,548        6.64            659,741     11,169        6.62
                                                     -------------------------------------      ------------------------------------

Total interest-earning assets                           1,393,807     18,098        5.08          1,198,082     15,381        5.02
                                                     -------------------------------------      ------------------------------------

Non-interest-earning assets                                93,142                                    79,700
                                                     --------------                             -------------

Total Assets                                           $1,486,949                                $1,277,782
                                                     ==============                             =============


Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Savings deposits                                         $623,006     $1,297        0.83 %         $571,594       $836        0.58 %
Time deposits                                             256,543      1,040        1.59            278,210      1,234        1.74
                                                     -------------------------------------      ------------------------------------

Total savings and time deposits                           879,549      2,337        1.05            849,804      2,070        0.96
                                                     -------------------------------------      ------------------------------------

Federal funds purchased                                     4,373         18        1.61              5,785         18        1.22
Securities sold under agreements to
  repurchase                                               70,281        268        1.49             10,889         34        1.22
Other borrowed funds                                      102,354        426        1.63             21,641         95        1.72
Junior subordinated debentures                             20,000        269        5.26             10,000        136        5.32
                                                     -------------------------------------      ------------------------------------

Total interest-bearing liabilities                      1,076,557      3,318        1.21            898,119      2,353        1.03
                                                     -------------------------------------      ------------------------------------

Demand deposits                                           300,737                                   257,310
Other liabilities                                          12,905                                    32,294
                                                     --------------                             -------------

Total Liabilities                                       1,390,199                                 1,187,723
Stockholders' Equity                                       96,750                                    90,059
                                                     --------------                             -------------

Total Liabilities and
  Stockholders' Equity                                 $1,486,949                                $1,277,782
                                                     ==============                             =============

Net interest income/rate spread                                       14,780        3.87 %                      13,028        3.99 %
                                                                              ------------                              ------------

Add tax-equivalent basis adjustment                                      373                                       385
                                                                   -----------                               -----------

Net interest margin - tax-equivalent basis                           $15,153        4.25 %                     $13,413        4.38 %
                                                                   =======================                   =======================